Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2017 Equity Incentive Plan and the 2017 Employee Stock Purchase Plan of Cloudera, Inc. of our report dated April 4, 2018, with respect to the consolidated financial statements of Cloudera, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Redwood City, California
April 4, 2018